Exhibit 31.2

CERTIFICATION PURSUANT TO REQUIRED BY RULE 13a-14(a)

I, Timothy C. Fiori, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A [Amendment No. 1] of ImmuCell Corporation (the Company);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

[Because this Amendment does not include or amend any financial statements or financial information, paragraphs 3, 4, and 5 of this certification have been omitted.]

Date: May 13, 2026

/s/ Timothy C. Fiori
Timothy C. Fiori
Chief Financial Officer